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                                    AMENDMENT TO

                                 SERVICE AGREEMENT

                                      BETWEEN

                                 RYDEX SERIES TRUST

                                        AND

                            PADCO SERVICES COMPANY, INC.

AMENDMENT TO INCLUDE THE RYDEX SECTOR FUNDS UNDER THIS AGREEMENT. The following Amendment is made to Section 4 of the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Service
Agreement:

          Section 4 of the Service Agreement is amended, effective March 16, 1998, to read as follows:

          "As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series for such month:

               THE NOVA FUND

                    0.25% of Assets

               THE RYDEX U.S. GOVERNMENT MONEY MARKET FUND

                    0.20% of Assets

               THE RYDEX PRECIOUS METALS FUND

                    0.20% of Assets

               THE URSA FUND

                    0.25% of Assets

               THE RYDEX U.S. GOVERNMENT BOND FUND

                    0.20% of Assets

               THE RYDEX OTC FUND

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                    0.20% of Assets

               THE JUNO FUND

                    0.25% of Assets

               THE RYDEX INSTITUTIONAL MONEY MARKET FUND

                    0.20% of Assets

               THE RYDEX HIGH YIELD FUND

                    0.20% of Assets

               THE RYDEX BANKING FUND

                    0.25% of Assets

               THE RYDEX BASIC MATERIALS FUND

                    0.25% of Assets

               THE RYDEX BIOTECHNOLOGY FUND

                    0.25% of Assets

               THE RYDEX CONSUMER PRODUCTS FUND

                    0.25% of Assets

               THE RYDEX ELECTRONICS FUND

                    0.25% of Assets

               THE RYDEX ENERGY FUND

                    0.25% of Assets

               THE RYDEX ENERGY SERVICE FUND

                    0.25% of Assets

               THE RYDEX FINANCIAL SERVICES FUND

                    0.25% of Assets


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               THE RYDEX HEALTH CARE FUND

                    0.25% of Assets

               THE RYDEX LEISURE FUND

                    0.25% of Assets

               THE RYDEX RETAILING FUND

                    0.25% of Assets

               THE RYDEX TECHNOLOGY FUND

                    0.25% of Assets

               THE RYDEX TELECOMMUNICATIONS FUND

                    0.25% of Assets

               THE RYDEX TRANSPORTATION FUND

                    0.25% of Assets

          In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer."


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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 16th day of March 1998.

                                   RYDEX SERIES TRUST


                                   -------------------------------
                                   By: Albert P. Viragh, Jr.
                                   Title: President


                                   PADCO SERVICE COMPANY, INC.


                                   -------------------------------
                                   By: Albert P. Viragh, Jr.
                                   Title: President


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